SECOND CERTIFICATE OF DESIGNATIONS

                      PREFERRED STOCK OF NETRIX CORPORATION

                                  DESIGNATED AS

                     SERIES A 8% CONVERTIBLE PREFERRED STOCK


                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE



         The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of Netrix Corporation, a Delaware corporation (the "Corporation"), at a meeting duly convened and held, at which a quorum was present and acting throughout:

         "RESOLVED, that pursuant to the authority conferred on the Board of Directors of the Corporation (the "Board of Directors") by the Corporation's Certificate of Incorporation, an increase in the total number of shares of preferred stock of the Corporation designated as Series A 8% Convertible Preferred Stock, par value $.05 per share, is hereby authorized and an additional 7273 shares of the Corporation's preferred stock are hereby designated as Series A 8% Convertible Preferred Stock resulting in a total of 298,198 shares of the Corporation's preferred stock being designated as Series A 8% Convertible Preferred Stock. Accordingly, the President and Secretary or Assistant Secretary of the Corporation are hereby authorized and directed to execute and file with the Secretary of State of Delaware a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware (the "GCL") stating that the increase in the number of shares has been duly authorized. The additional shares hereby designated as Series A 8% Convertible Preferred Stock shall in all respects be identical to the 290,925 shares previously designated as Series A 8% Convertible Preferred Stock, bearing the same designations, powers, preferences and rights of the shares of such series and the qualifications, limitations and restrictions thereof, (in addition to the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation that may be applicable to the Corporation's preferred stock), as specified in the Resolutions of the Board of Directors attested to in the Certificate of Designations filed with the Secretary of State of Delaware on May 11, 1999.




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         IN WITNESS  WHEREOF,  the Corporation has caused this Certificate to be duly executed on its behalf by its undersigned President and attested to by its Secretary this 25th day of May, 1999.


         Corporate Seal                      ----------------------------------
                                             Lynn Chapman
                                             President


         ATTEST:



         ----------------------------------
         Norman Welsch
         Secretary




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